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                                  EXHIBIT 23.2

                CONSENT OF DELOITTE & CO., INDEPENDENT AUDITORS


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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-58721 on Form S-3 and Registration Statements No. 333-21467, 333-00901, 333-00899 and 33-66206 on Forms S-8 of Mycogen Corporation of our report dated October 1, 1997 (relating to the consolidated balance sheet of Mycoyen S.A. and its subsidiary as of August 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended not presented separately herein) appearing in the Annual Report on Form 10-K of Mycogen Corporation for the year ended August 31, 1997.


Buenos Aires, Argentina
November 19, 1997

DELOITTE & Co.
Hugo Alberto Luppi (Partner)
Contador Publico (U.B.A.)
C.P.C.E.C.F. - Tomo 56 - Folio 96

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